EXHIBIT 10.12.2

Form for Employees

CHURCH & DWIGHT CO., INC.

AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by Church & Dwight Co., Inc. (the “Company”) to _______________ (the “Grantee”).

RECITALS

The Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan (the “Plan”) provides for, among other things, the grant of options to purchase shares of common stock of the Company.  The Compensation & Organization Committee of the Company’s Board of Directors (the “Committee”), which administers the Plan, has decided to make a stock option grant as an inducement for the Grantee to continue in the employ of the Employer and promote the best interests of the Company and its stockholders.  References in this Agreement to the Committee shall include any successor thereto appointed under and in accordance with the Plan.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase ___________ shares of common stock of the Company (“Shares”) at an exercise price of $_________ per Share.  The Option shall vest and become exercisable according to Paragraph 2 below. The Option is not intended to qualify and will not be treated as an Incentive Stock Option.

2.Exercisability of Option.  Except as provided in Paragraphs 3(b) and 5 below or the Plan, the Option shall vest and become exercisable in accordance with the schedule set forth below, if the Grantee continues to be employed by the Employer on the applicable vesting date(s).

Vesting Date(s)	Shares for Which the Option is Exercisable on the Vesting Date(s)
Third anniversary of the Date of Grant	100%

3.Term of Option.

(a)The Option shall have a term of ten years from the Date of Grant and shall terminate on the tenth anniversary of the Date of Grant, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)The Option shall automatically terminate upon the happening of the first of the following events, unless otherwise agreed by the Committee by resolution passed prior to or contemporaneously with the grant of the Option:

(i)The expiration of the 30‑day period after the Grantee ceases to be employed by the Employer, if the Grantee’s employment is terminated due to any reason other than Disability (as defined below), death, Retirement (as defined below) or Cause (as defined below). In the event such employment termination results from a termination by the Employer without Cause (other than a termination due to Disability, death or Retirement), then, during such 30-day period, if the Grantee executes a written release (in a form acceptable to the Company) of any and all claims against the Employer and all related parties with respect to all matters arising out of the Grantee’s employment and termination of employment with the Employer and such related parties, and such release is or becomes irrevocable under applicable law during such 30-day period, then the Option (to the extent unvested) shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such 30-day period.

(ii)The expiration of the three-year period after the Grantee ceases to be employed by the Employer, if the Grantee’s employment is terminated on account of the Grantee’s Disability. Upon such employment termination, the Option (to the extent unvested) shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such three-year period.  For purposes of this Agreement, the term “Disability” shall be determined in accordance with the Employer’s long-term disability plan then in effect. Notwithstanding the foregoing, if Grantee is a party to an employment agreement with the Company, the Employer or any Subsidiary that contains a definition of “disability,” such definition shall apply to Grantee for purposes of this Agreement.

(iii)The expiration of the three-year period after the Grantee ceases to be employed by the Employer, if the Grantee’s employment is terminated due to his or her death while employed by the Employer. Upon such employment termination, the Option shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such three-year period.

(iv)The expiration of the term described in Paragraph 3(a) if the Grantee’s employment is terminated on account of the Grantee’s Retirement (as defined below). Upon such employment termination, the Option shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such term.  For purposes of this Agreement, a Grantee shall be considered to meet the requirements of “Retirement” if:

(1)The Grantee’s termination of employment is voluntary and is not a termination by the Employer without Cause, and the Grantee (A) has provided the Employer with at least 120 days’ prior written notice of the proposed termination date, (B) has entered into a separation agreement with the Employer that contains confidentiality, non-competition, non-solicitation, non-disparagement and invention assignment provisions, and (C) is aged 55 or above as of the Grantee’s employment termination date and, as of such employment termination date, (i) the Grantee has provided the Employer and its affiliates with at least five years of continued service and (ii) the sum of the Grantee’s age and his or her aggregate years of service with the Employer and its affiliates is equal to or greater than 65; or

(2)The Grantee’s termination of employment is involuntary and made by the Employer without Cause, and the Grantee (A) pursuant to the request of the Employer, has entered into a separation agreement with the Employer that contains confidentiality, non-competition, non-solicitation and non-disparagement provisions, and (B) is aged 55 or above as of the Grantee’s employment termination date and, as of such employment termination date, (i) the Grantee has provided the Employer and its affiliates with at least five years of continued service and (ii) the sum of the Grantee’s age and his or her aggregate years of service with the Employer and its affiliates is equal to or greater than 65.

(v)The date on which the Grantee’s employment is terminated by the Employer for Cause. In addition, upon such employment termination, the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the Share certificates, upon refund by the Company to the Grantee of the exercise price paid by the Grantee for such Shares.  Notwithstanding the prior provisions of this Paragraph 3, if, after the termination of Grantee’s employment with the Employer, the Committee (or its designee) determines that the Grantee has engaged in conduct which would constitute Cause hereunder, 100% of the Option shall immediately terminate and be forfeited.  For purposes of this Agreement, the term “Cause” shall mean the Grantee’s dishonesty, malfeasance, misfeasance, fraud, insubordination, willful misconduct, commission of a criminal offense or refusal or failure to perform services (for any reason other than Disability or physical or mental incapacity), in each case, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, if Grantee is a party to an employment agreement with the Company, the Employer or any Subsidiary that contains a definition of “cause,” such definition shall apply to Grantee for purposes of this Agreement.

(vi)The tenth anniversary of the Date of Grant.

(c)Notwithstanding the foregoing:

(A)In no event may the Option be exercised on or after the tenth anniversary of the Date of Grant;

(B)Any portion of the Option that is not vested or exercisable at the time the Grantee ceases to be employed by the Employer, and that will not subsequently vest or become exercisable as provided in subparagraph 3(b)(i), (ii), (iii) or (iv) above, shall immediately terminate and be forfeited as of the Grantee’s employment termination date; and

(C)In the event that: (i) the Grantee’s termination of employment is involuntary and made by the Employer without Cause, (ii) the Grantee resides outside of the United

States, and (iii) the Grantee will receive severance or separation payments that exceed one year’s base salary or wages, then, to the extent legally permissible under applicable local laws and regulations, the Option will immediately terminate and cease to be outstanding as of the Grantee’s employment termination date.

4.Exercise Procedures.

(a)Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the vested and exercisable portions of the Option by delivering written notice to a representative of the Company designated by the Committee on any business day (the “Exercise Notice”). The Exercise Notice shall specify the number of Shares to be purchased accompanied by full payment of the Exercise Price for the Shares being purchased. The Exercise Notice will be effective when it is received by the Company’s representative. Any Person exercising the Option after the death of the Grantee must provide appropriate documentation to the satisfaction of the Company that such Person is entitled to exercise the Option.  Payment of the Exercise Price for the number of Shares being purchased in full shall be made in one (or a combination) of the following: (i) in cash or cash equivalents acceptable to the Company, (ii) with the approval of the Committee, by delivery of unrestricted Shares which have already been owned by the Grantee which are surrendered to the Company having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Committee may approve.  The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)The Company’s obligation to deliver Shares upon exercise of the Option shall be subject to the Plan (including, without limitation, Section 16 thereof) and all applicable laws, rules, regulations and stock exchange requirements and also to such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with such applicable laws, rules, regulations and stock exchange requirements.

(c)The Company or the Employer shall have the right to require payment of, or deduction from payments of any kind otherwise due to Grantee, any federal, state, local or foreign taxes of any kind required by applicable law to be withheld upon the issuance, vesting or delivery of any Shares, dividends or payments of any kind. The Company or the Employer may withhold taxes from any payments due to Grantee or Grantee may deliver a check to the Company or the Employer. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, Grantee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold Shares otherwise issuable to Grantee or (ii) by delivering to the Company Shares already owned by Grantee. The shares delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the minimum statutory total tax withholding obligations. The shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements.

5.Change of Control.  The provisions of the Plan applicable to a Change of Control shall apply to the outstanding Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

6.Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, in each case, solely to the extent that the Option is exercisable pursuant to this Agreement.

7.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the Shares, (b) changes in capitalization of the Company and (c) other requirements of applicable law and stock exchange rules and regulations.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.  A copy of the Plan has been provided to the Grantee.  By accepting the grant of the Option, the Grantee agrees to be bound by the terms of the Plan and this Agreement and agrees that all of the decisions and determinations of the Committee shall be final and binding.

8.No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of any Employer and shall not interfere in any way with the right of any Employer to terminate the Grantee’s employment at any time. The right of any Employer to terminate at will the Grantee’s employment at any time for any reason is specifically reserved.

9.No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.Assignment and Transfers.   Notwithstanding the foregoing, the Grantee shall be permitted to transfer the Option to a “family member” (as defined in General Instruction A.1(a)(5) to Registration Statement on Form S-8 under the Securities Act of 1933, as amended) of the Grantee; provided that the Grantee receives no consideration for such transfer and the transferred Option continues to be subject to the same terms and conditions as were applicable to the Option immediately prior to such transfer; and provided, further, that any such transfer shall be effectuated only by a written instrument acceptable to the Committee that is executed and delivered to the Company by the Grantee and the transferee, and consented to by the Company.

11.Data Privacy Consent. As a condition of the grant of the Option, Grantee hereby consents to the collection, use and transfer of personal data as described in this paragraph.  Grantee understands that the Company, the Employer and their affiliates hold certain personal information about Grantee, including (as applicable) name, home address and telephone number, date of birth, social security number, social insurance number, salary, nationality, job title, ownership interests or directorships held in the Company, the Employer or their affiliates, and details of all stock options or other equity awards or other entitlements to Shares awarded, cancelled, exercised, vested or unvested (“Data”).  Grantee further understands that the Company, the Employer and their affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of Grantee’s participation in the Plan, and that the Company, the Employer and any of their affiliates may each further transfer Data to any third parties assisting in the implementation, administration and management of the Plan.  Grantee understands that such recipients may be located in the United States or elsewhere in the world.  Grantee hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of Shares on Grantee’s behalf, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer to a broker or other third party with whom Grantee may elect to deposit any Shares acquired under the Plan.  Grantee understands that he or she may, at any time, view such Data or require any necessary amendments to it.

12.Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing.  Any notice shall be delivered by hand or by a recognized courier service such as FedEx or UPS, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14.Consent to Electronic Communications.  The Grantee agrees that the Company may provide him or her with any communications associated with this Option in electronic format. Grantee’s consent to receive electronic communications includes, but is not limited to, all legal and regulatory disclosures and communications associated with this Option or notices or disclosures about a change in the terms and conditions of this Option.

15.Taxes. Any tax obligations of Grantee and tax liability therefore, including, without limitation, any penalties or interest based upon such tax obligations, that arise from any payments made to Grantee in respect of the Option (or any portion thereof) shall be Grantee’s sole responsibility and liability.  In addition, the Grantee hereby agrees that neither the Company nor any of its affiliates shall have any liability to the Grantee in respect of such tax obligations or liability.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

CHURCH & DWIGHT CO., INC.

By:_________________________________

Name: ______________________________

Title: _______________________________

Grantee:_____________________________

Date:________________________________